                                                                    Exhibit 99.2

       UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF BAIRNCO CORPORATION
                              AS OF MARCH 31, 2007

                      BAIRNCO CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
             FOR THE QUARTERS ENDED MARCH 31, 2007 AND APRIL 1, 2006
                                   (Unaudited)

                                                        2007          2006
-----------------------------------------------------------------------------

NET SALES                                          $48,727,000    $42,858,000
    Cost of sales                                   33,596,000     30,078,000
                                                   -----------    -----------
GROSS PROFIT                                        15,131,000     12,780,000
    Selling and administrative expenses             14,124,000     11,067,000
                                                   -----------    -----------
OPERATING PROFIT                                     1,007,000      1,713,000
    Interest expense, net                              468,000        136,000
                                                   -----------    -----------
INCOME BEFORE INCOME TAXES                             539,000      1,577,000
    Provision for income taxes                         194,000        565,000
                                                   -----------    -----------
NET INCOME                                         $   345,000    $ 1,012,000
                                                   ===========    ===========

Earnings per Share of Common Stock (Note 2):
    Basic                                          $      0.05    $      0.14
    Diluted                                        $      0.05    $      0.14

Weighted Average Number of Shares Outstanding:
    Basic                                            7,157,000      7,191,000
    Diluted                                          7,408,000      7,394,000

DIVIDENDS PER SHARE OF COMMON STOCK                $      0.10    $      0.06

The accompanying notes are an integral part of these financial statements.

                      BAIRNCO CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
             FOR THE QUARTERS ENDED MARCH 31, 2007 AND APRIL 1, 2006
                                   (Unaudited)
                                     Note 3

                                                          2007           2006
--------------------------------------------------------------------------------

NET INCOME                                             $  345,000     $1,012,000
Other comprehensive income, net of tax:

    FOREIGN CURRENCY TRANSLATION ADJUSTMENT                69,000        136,000
                                                       ----------     ----------
  COMPREHENSIVE INCOME                                 $  414,000      $1,148,000
                                                       ==========     ==========

The accompanying notes are an integral part of these financial statements.

                      BAIRNCO CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                   AS OF MARCH 31, 2007 AND DECEMBER 31, 2006
                                  (Unaudited)

                                                                                   2007                  2006
                                                                           --------------------- ---------------------
ASSETS:
Current Assets:
   Cash and cash equivalents                                                  $   1,606,000         $   1,869,000
   Accounts receivable, less allowances of $1,448,000
       and $1,350,000, respectively                                              33,904,000            30,631,000
   Inventories                                                                   35,633,000            33,608,000
   Deferred income taxes                                                          3,501,000             3,500,000
   Other current assets                                                           4,105,000             3,881,000
   Assets held for sale                                                                --                 525,000
                                                                              -------------         -------------

                    Total current assets                                         78,749,000            74,014,000
                                                                              -------------         -------------
Plant and equipment, at cost                                                    133,928,000           131,711,000
Accumulated depreciation and amortization                                       (93,088,000)          (91,057,000)
                                                                              -------------         -------------
                    Plant and equipment, net                                     40,840,000            40,654,000
                                                                              -------------         -------------
Cost in excess of net assets of purchased businesses, net                        17,100,000            17,057,000
Other Intangible Assets, net of amortization of $310,000
  and $241,000, respectively                                                      3,739,000             3,808,000
Other assets                                                                      3,324,000             3,095,000
                                                                              -------------         -------------
                                                                              $ 143,752,000         $ 138,628,000
                                                                              =============         =============

LIABILITIES & STOCKHOLDERS' INVESTMENT
Current Liabilities:
   Short-term debt                                                            $   7,303,000         $   6,119,000
   Current maturities of long-term debt                                           1,219,000             1,219,000
   Accounts payable                                                              14,692,000            13,584,000
   Accrued expenses                                                              11,988,000            12,153,000
                                                                              -------------         -------------

                    Total current liabilities                                    35,202,000            33,075,000
                                                                              -------------         -------------
Long-term debt                                                                   18,550,000            18,490,000
Deferred income taxes                                                             4,260,000             4,259,000
Other liabilities                                                                 4,087,000             1,634,000
Commitments and contingencies (Note 10)

Stockholders' Investment:
   Preferred stock, par value $.01, 5,000,000 shares authorized, none
       issued                                                                          --                    --
   Common stock, par value $.01; authorized 30,000,000 shares; 11,858,999 and 11,724,590 shares issued, respectively; 7,426,262
     and 7,291,853 shares outstanding, respectively                                 118,000               117,000
   Paid-in capital                                                               52,727,000            51,916,000
   Retained earnings                                                             69,137,000            69,535,000
   Accumulated Other Comprehensive Income (Loss)
      Currency translation adjustment                                             3,588,000             3,519,000
      Pension liability adjustment, net of $3,201,000 income tax                 (5,219,000)           (5,219,000)
   Treasury stock, at cost, 4,432,737 shares                                    (38,698,000)          (38,698,000)
                                                                              -------------         -------------

                     Total stockholders' investment                              81,653,000            81,170,000
                                                                              -------------         -------------
                                                                              $ 143,752,000         $ 138,628,000
                                                                              =============         =============

The accompanying notes are an integral part of these financial statements.

                                                         3

                      BAIRNCO CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
             FOR THE QUARTERS ENDED MARCH 31, 2007 AND APRIL 1, 2006
                                   (Unaudited)

                                                                              2007                  2006
                                                                          ------------          -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                                                            $   345,000           $ 1,012,000
    Adjustments to reconcile to net cash provided by
        operating activities:
           Depreciation and amortization                                    2,119,000             1,829,000
           Earned compensation                                                 54,000                45,000
           (Gain) loss on disposal of plant and equipment                      (4,000)               28,000
           Change in current assets and liabilities, net
             of effect of acquisitions:
               (Increase) in accounts receivable                             (609,000)           (2,743,000)
               (Increase) in inventories                                   (1,966,000)           (2,574,000)
               (Increase) decrease in other current assets                   (222,000)            1,598,000
               Increase (decrease) in accounts payable                      1,001,000              (789,000)
               Increase in accrued expenses                                   320,000               222,000
            Other                                                            (399,000)             (364,000)
                                                                          -----------           -----------
               Net cash provided by (used in) by operating activities         639,000            (1,736,000)
                                                                          -----------           -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                   (1,586,000)           (1,676,000)
    Proceeds from sale of plant and equipment                                  13,000                 1,000
                                                                          -----------           -----------
                 Net cash (used in) investing activities                   (1,573,000)           (1,675,000)
                                                                          -----------           -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net (decrease) increase in short-term debt                              1,172,000              (710,000)
    Proceeds from long-term debt                                              509,000             2,500,000
    Long-term debt repayments                                                (449,000)             (786,000)
    Payment of dividends                                                   (1,242,000)             (875,000)
    Purchase of treasury stock                                                   --                (911,000)
    Exercise of stock options                                                 756,000               523,000
                                                                          -----------           -----------
             Net cash provided by (used in) financing activities              746,000              (259,000)
                                                                          -----------           -----------

Effect of foreign currency exchange rate changes on cash
  and cash equivalents                                                        (75,000)               25,000
                                                                          -----------           -----------
NET (DECREASE) IN CASH AND CASH EQUIVALENTS                                  (263,000)           (3,645,000)
Cash and cash equivalents, beginning of period                              1,869,000             5,313,000
                                                                          -----------           -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                  $ 1,606,000           $ 1,668,000
                                                                          ===========           ===========

    The accompanying notes are an integral part of these financial statements.

                                                      4

                                    BAIRNCO CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                               MARCH 31, 2007
                                                 (Unaudited)

(1)   BASIS OF PRESENTATION

      The accompanying  consolidated  condensed financial statements include the
accounts  of  Bairnco  Corporation  and  its  subsidiaries   ("Bairnco"  or  the
"Corporation") after the elimination of all material  intercompany  accounts and transactions.

      The condensed  consolidated  balance sheet as of December 31, 2006,  which
has  been  derived  from  audited  financial   statements,   and  the  unaudited
consolidated  condensed financial  statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange  Commission
for  interim  financial  reporting.   Certain  financial  information  and  note
disclosures which are normally included in annual financial  statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to those rules and regulations, although management  believes  that  the  disclosures  made  are  adequate  to  make  the
information   presented  not  misleading.   Management  believes  the  financial
statements include all adjustments of a normal and recurring nature necessary to present fairly the results of operations for all interim periods presented.

      The quarterly financial  statements should be read in conjunction with the
December 31, 2006 audited consolidated  financial  statements.  The consolidated results of operations  for the quarter ended March 31, 2007 are not  necessarily indicative of the results of operations for the full year.

      New accounting pronouncements:

      In December  2004,  the FASB issued SFAS 123 (revised  2004),  Share-Based
Payment ("SFAS 123R"). This statement  establishes  standards for the accounting for transactions in which an entity  exchanges its equity  instruments for goods and services but focuses  primarily on accounting for  transactions  in which an entity  obtains  employee  services in  share-based  payment  transactions.  The statement,  as issued,  is effective as of the beginning of the first interim or annual  reporting  period  that begins  after June 15,  2005,  although  earlier adoption  is  encouraged.  The SEC  announced  on April  14,  2005 that it would provide for a phased-in  implementation  process for SFAS 123R, allowing issuers to adopt the fair  value  provisions  no later than the  beginning  of the first fiscal year  beginning  after June 15, 2005. The  Corporation  adopted SFAS 123R effective January 1, 2006 and is using the  modified-prospective  method whereby compensation  cost for the portion of awards for which the requisite service has not yet been rendered that are outstanding as of the adoption date is recognized over the remaining  service period.  The  compensation  cost for that portion of awards is based on the  grant-date  fair value of those awards as calculated for pro forma disclosures under Statement 123, as originally  issued. All new awards and awards that are modified,  repurchased, or cancelled after the adoption date will be accounted for under the  provisions of Statement  123R.  The adoption of
SFAS 123R had an  immaterial  impact on the  Corporation's  financial  position, results of operations and cash flows.

      In May 2005, the FASB issued Statement of Financial  Accounting  Standards
No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion
No. 20 and FASB Statement No. 3 ("SFAS 154").  SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting  principle.  SFAS
154 applies to all voluntary  changes in accounting  principles,  and applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective  application to prior period financial  statements for a change in
accounting  principle.   Previously,   a  change  in  accounting  principle  was
recognized  by  including  the change in net income in the period of the change.
SFAS 154 is effective for fiscal years  beginning  after  December 15, 2005. The adoption  of  SFAS  154  effective  January  1,  2006,  had  no  impact  on  the
Corporation's financial position, results of operations or cash flows.

      In June 2006, the FASB issued FASB  Interpretation  No. 48, Accounting for
Uncertainty in Income Taxes - an  interpretation of FASB Statement No. 109 ("FIN
48").  FIN 48 clarifies the  accounting  for  uncertainty  in income taxes in an enterprise's financial statements in accordance with SFAS 109. FIN 48 provides a recognition  threshold and  measurement  attribute  for the financial  statement recognition and measurement of a tax position taken or expected to be taken in a tax  return.  The  interpretation  also  provides  guidance  on  de-recognition,
classification,   interest  and  penalties,   accounting  in  interim   periods,
disclosure, and transition. FIN 48 is effective for fiscal years beginning after
December  15,  2006,  although  earlier  application  of the  provisions  of the
interpretation  is  encouraged.   The  Corporation  has  completed  its  initial
assessment  of the impact of FIN 48 and does not  believe  its  adoption  in the first  quarter  of  2007  will  have a  material  impact  on  the  Corporation's consolidated financial statements.

      In September  2006, the FASB issued SFAS No. 157, Fair Value  Measurements
("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting  principles,  and expands disclosure

                                        5

about fair value  measurements.  SFAS 157 is effective for financial  statements issued for fiscal years  beginning  after  November 15, 2007,  although  earlier application  is encouraged.  The  Corporation  has not yet  determined  what the implications  of its  adoption,  if any, will be on the  consolidated  financial position or results of operations.

      In September 2006, the FASB issued SFAS No. 158, Employers' Accounting for
Defined  Benefit Pension and Other  Postretirement  Plans - an amendment of FASB
Statements No. 87, 88, 106, and 132R ("SFAS 158"). SFAS 158 requires an employer to  recognize  the  over-funded  or  under-funded  status of a  defined  benefit postretirement  plan as an asset or  liability  in its  statement  of  financial position and to recognize changes in that funded status in the year in which the changes occur through  comprehensive  income. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end  statement of financial position. SFAS 158 is effective for financial statements issued for fiscal years ending after  December 15, 2006 for the  recognition  provision and for fiscal  years  ending  after  December  15,  2008 for the  measurement  date provision. Earlier application of the recognition or measurement date provisions is encouraged. The Corporation expects to change its measurement date in 2007.

      At December 31, 2006, the Corporation's overfunded pension plans reflected a fair value of plan assets in excess of the projected  benefit  obligations  of
$2,885,000.  Underfunded  pension  reflected  projected  benefit  obligations in excess of the fair value of plan assets of  $685,000.  The  adoption of SFAS 158 had  the  following  impact  on  the  Corporation's  consolidated  statement  of financial position as of December 31, 2006:

                                                                  As of December 31, 2006

                                            Prior to the Adoption    Effect of Adopting
                                                of SFAS 158              SFAS 158             As Adjusted
                                            ---------------------    ------------------    ------------------
Other Assets                                   $ 11,402,000            $ (8,307,000)           $  3,095,000
Current Liabilities - Accrued expenses          (12,125,000)                (28,000)            (12,153,000)
Other Liabilities                                (1,663,000)                 29,000              (1,634,000)
Deferred Income Taxes                            (7,419,000)              3,160,000              (4,259,000)
Accumulated Other Comprehensive
(Income) Loss - Pension liability
 adjustment                                          73,000               5,146,000               5,219,000

      The  adoption of SFAS 158 did not affect the  Corporation's  statement  of operations for the year ended December 31, 2006, or any prior periods,  nor will its adoption change the calculation of net income in future periods, but it will affect the calculation of other comprehensive  income. The amounts recognized in the Corporation's  consolidated  statement of financial position at December 31,
2006, consist of the following:

Non-current assets - Other Assets                  $ 2,885,000
Current liabilities - Accrued expenses                 (49,000)
Non-current liabilities - Other Liabilities           (636,000)
                                                   -----------
                                                   $ 2,200,000
                                                   ===========

      The  amounts  recognized  in  accumulated  other  comprehensive  income at
December 31, 2006, consist of the following:

   Actuarial losses       $8,262,000
   Prior service costs       158,000

      The amounts included in accumulated other comprehensive income at December
31, 2006, and expected to be recognized in net periodic  pension cost during the year ended December 31, 2007, are as follows:

   Actuarial losses       $  352,000
   Prior service costs        22,000

      In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108,
Considering   the  Effects  of  Prior  Year   Misstatements   when   Quantifying
Misstatements  in Current Year  Financial  Statements  ("SAB 108").  SAB 108 was
issued  to  provide  consistency  between  how  registrants  quantify  financial statement misstatements.  Historically,  there have been two widely-used methods for quantifying the effects of financial statement misstatements.  These methods are referred to as the  "roll-over"  and "iron  curtain"  method.  The roll-over method  quantifies  the amount by which the  current  year income  statement  is misstated.  Exclusive reliance on an income statement approach can result in the accumulation  of errors on the balance  sheet that may not have been material to any  individual  income  statement,  but which may  misstate one or more balance sheet accounts.  The iron curtain method  quantifies the error as the cumulative amount by which the current year balance sheet is misstated.  Exclusive reliance on a balance sheet approach can result in disregarding  the effects of errors in the current year income  statement  that results from the correction of an error existing in previously issued financial statements.  The Corporation  previously used  the  roll-over  method  for  quantifying  identified  financial  statement misstatements.

      SAB 108 established an approach that requires  quantification of financial statement  misstatements based on the effects of the misstatement on each of the
Corporation's   financial   statements  and  the  related  financial   statement
disclosures.  This  approach  is  commonly  referred  to as the "dual  approach"
because it requires  quantification  of errors under both the roll-over and iron curtain methods. SAB 108 allows registrants to initially apply the dual approach either by (1) retroactively  adjusting prior financial statements as if the dual approach  had always  been used or by (2)  recording  the  cumulative  effect of initially  applying the dual approach as adjustments  to the carrying  values of assets  and  liabilities  as of January  1, 2006 with an  offsetting  adjustment recorded to the opening balance of retained  earnings.  Use of this  "cumulative effect" transition method requires detailed  disclosure of the nature and amount of each individual error being corrected  through the cumulative  adjustment and how and when it arose.

      With the  adoption of SAB 108,  the  Corporation  added an accrual and the related deferred taxes pursuant to the Bairnco Corporation Non-Employee Director
Retirement Plan. Under this plan,  outside  directors,  upon retirement from the
Board of Directors,  shall receive annually for the number of years equal to the number of years he or she has served on the Board of  Directors  of Bairnco as a non-employee  director,  an amount  equal to the  non-employee  director  annual retainer in effect at the time of his or her  retirement.  Such amount  shall be payable in quarterly  installments.  If the retired non-employee director should die prior to  receiving  payments  equal to the  number  of years  served on the
Board, the director's  beneficiary will either continue to receive the remaining payments on a quarterly basis, or receive in a lump sum the net present value of the  remaining  payments  discounted  at  the  then  current  thirty  year  U.S.
Government bond yield, based on whichever option was previously selected by such director.  The  following  table  shows  the  impact  of SAB  108  on  the  2006 consolidated balance sheet:

                                                                  As of December 31, 2006
                                            Prior to the Adoption    Effect of Adopting
                                                of SAB 108                SAB 108              As Adjusted
                                            ---------------------    ------------------    ------------------

Current Assets - Deferred income               $  3,496,000            $      6,000            $  3,500,000
taxes
Current Liabilities - Accrued expenses          (11,644,000)               (509,000)            (12,153,000)
Deferred Income Taxes                            (4,447,000)                188,000              (4,259,000)
January 1, 2006 Retained Earnings               (66,787,000)                315,000             (66,472,000)

      The  $509,000  liability  reflects  the net present  value of  accumulated amounts that were earned from 1990 through  2006 and are payable  through  2023.
Under the roll-over method, the impact on the Corporations results of operations for any particular year was considered immaterial.

      In February  2007, the FASB issued SFAS No. 159, The Fair Value Option for
Financial  Assets and  Financial  Liabilities  ("SFAS  159").  SFAS 159  permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for financial  statements issued for fiscal years  beginning  after  November  15, 2007,  although  earlier  application  is encouraged.  The Corporation has not yet determined what the implications of its adoption,  if any, will be on the consolidated  financial position or results of operations.

 (2)  EARNINGS PER COMMON SHARE

      Earnings  per  share  data is based on net  income  and not  comprehensive income. Computations of earnings per share for the quarters ended March 31, 2007 and April 1, 2006 are as follows:

                                                              2007                    2006
                                                          -----------              ----------
BASIC EARNINGS PER COMMON SHARE:

Net income                                                 $  345,000              $1,012,000
Average common shares outstanding                           7,157,000               7,191,000
                                                           ----------              ----------
Basic Earnings per Common Share                            $     0.05              $     0.14
                                                           ==========              ==========

DILUTED EARNINGS PER COMMON SHARE:

Net income                                                 $  345,000              $1,012,000
                                                           ----------              ----------
Average common shares outstanding                           7,157,000               7,191,000
Dilutive effect of restricted stock                           106,000                  85,000
Common shares issuable in respect to options issued
  to employees with a dilutive effect                         145,000                 118,000
                                                           ----------              ----------
Total diluted common shares outstanding                     7,408,000               7,394,000
                                                           ----------              ----------
Diluted earnings per share                                 $     0.05               $     0.14
                                                           ==========              ==========

      Basic  earnings per common  share were  computed by dividing net income by the weighted  average  number of common  shares  outstanding  during the period.
Diluted  earnings  per common  share  include the effect of all  dilutive  stock options  and  restricted  stock  shares.  There  were no  anti-dilutive  options outstanding as of March 31, 2007.

(3)   COMPREHENSIVE INCOME

      Comprehensive  income  includes  net  income  as  well  as  certain  other transactions  shown as changes in  stockholders'  investment.  For the  quarters ended March 31, 2007 and April 1, 2006, Bairnco's  comprehensive income includes net income plus the change in net asset values of foreign  divisions as a result of  translating  the local  currency  values of net  assets to U.S.  dollars  at varying  exchange  rates.  Accumulated  other  comprehensive  income consists of
foreign  currency   translation   adjustments  and  minimum  pension   liability
adjustments. There are currently no tax expenses or benefits associated with the foreign currency translation adjustments.

(4)   DEBT

      Long-term  debt  consisted  of the  following  as of  March  31,  2007 and
December 31, 2006, respectively:

                                          2007              2006
                                      -----------       -----------

Term loan                             $14,627,000       $14,907,000
Revolving credit notes                    130,000           214,000
Non-interest bearing note payable         100,000           100,000
China foreign loan facility             4,912,000         4,488,000
                                      -----------       -----------
                                       19,769,000        19,709,000
Less: Current maturities                1,219,000         1,219,000
                                      -----------       -----------
      Total                           $18,550,000       $18,490,000
                                      ===========       ===========

      The Corporation has a five year,  Senior Secured Credit Facility  ("Credit
Facility") with Bank of America, N.A. which permits a maximum loan commitment of
$42 million and  includes a five year,  $15.0  million term loan and up to a $27 million  revolving  credit  facility,  including a $13.0  million  sub-limit for letters of credit and a $3.0 million  sub-limit for foreign  currency loans. The
Credit  Facility has an expiration  date of November 8, 2011 and is secured by a first lien on substantially  all of the domestic assets of the Corporation,  the capital stock of domestic subsidiaries,  and 65% of the capital stock of foreign subsidiaries.

      At March 31,  2007,  Bairnco's  total  debt  outstanding  was  $27,072,000 compared to $25,828,000 at the end of 2006. At March 31, 2007,  $14,627,000  was
outstanding on the term loan under the Credit Facility.  This loan has scheduled principal  payments  of  $1,119,000  in 2007 (of  which  $280,000  had been paid through March 31, 2007),  2008,  2009 and 2010, and $1,026,000 in 2011, with the balance due at maturity.  Interest  rates vary on the term loan and are set from time to time in relationship to one of several  reference  rates, as selected by the  Corporation.  Interest  rates on the term loan at March 31, 2007,  averaged
7.17%.

      At December 31, 2006, $130,000 of revolving credit notes under the Secured
Credit Facility was outstanding and included in long-term debt, of which all was foreign borrowings  denominated in Canadian Dollars.  Interest rates vary on the revolving  credit notes and are set at the time of borrowing in  relationship to one of several reference rates as selected by the Corporation. Interest rates on revolving credit notes outstanding at March 31, 2007 averaged 5.75%.

      In addition,  approximately $7.7 million of irrevocable standby letters of credit were outstanding  under the Credit  Facility,  which are not reflected in the accompanying consolidated financial statements.  $2.5 million of the letters of credit guarantee  various  insurance  activities and $5.2 million  represents letters of credit  securing  borrowings of the same amount for the China foreign loan  facility.  These  letters  of  credit  mature  at  various  dates and have automatic renewal provisions subject to prior notice of cancellation.

      A  commitment  fee is paid  on the  unused  portion  of the  total  credit facility.  The amount the  Company  can borrow at any given time is based upon a formula that takes into  account,  among other  things,  eligible  inventory and accounts receivable, which can result in borrowing availability of less than the full  amount  of  the  Secured  Credit  Facility.  As of  March  31,  2007,  the
Corporation had  approximately  $12.0 million of unused  borrowing  availability under the Secured Credit Facility.

      The China  foreign  loan  facility  reflects  borrowing  by the  Company's
Chinese facilities through Bank of America, Shanghai, China, which is secured by four US dollar  denominated  letters of credit  totaling $5.2 million.  Interest rates on amounts borrowed under the China foreign loan facility averaged 6.3% at
March 31, 2007.

      The  Corporation has other  short-term debt  outstanding due in 2007 which consists of lines of credit with domestic and foreign financial  institutions to
meet  short-term  working  capital  needs.   Outstanding   domestic   short-term
borrowings under the Credit Facility totaled  $6,519,000 at March 31, 2007 at an average rate of 7.2%. Outstanding foreign short-term borrowings totaled $784,000 at March 31, 2007, all of which is  denominated in Euros,  at an average rate of
5.5%.

      The Credit  Facility  contains a financial  covenant  which  requires  the
Corporation to meet minimum fixed charge coverage ratios. At March 31, 2007, the
Corporation  was in  compliance  with  all  covenants  contained  in the  Credit
Facility.

 (5)  INVENTORIES

      Inventories  consisted of the  following as of March 31, 2007 and December
31, 2006:

                                               2007            2006
----------------------------------------------------------------------
Raw materials and supplies                 $ 9,233,000     $ 8,549,000
Work in process                              9,133,000       9,325,000
Finished goods                              17,267,000      15,734,000
                                           -----------     -----------
                  Total inventories        $35,633,000     $33,608,000
                                           ===========     ===========

(6)   ACCRUED EXPENSES

      Accrued  expenses  consisted  of the  following  as of March 31,  2007 and
December 31, 2006:

                                               2007            2006
----------------------------------------------------------------------
Salaries and wages                         $ 1,785,000     $ 2,883,000
Income taxes                                   123,000            --
Insurance                                    1,769,000       1,837,000
Other accrued expenses                       8,311,000       7,433,000
                                           -----------     -----------
                  Total accrued expenses   $11,988,000     $12,153,000
                                           ===========     ===========

      Accrued expenses-insurance:  The Corporation's U.S. insurance programs for general  liability,  automobile  liability,  workers  compensation  and  certain employee  related health care benefits are effectively  self-insured  for claims incurred  below the  maximum  amounts  stipulated  by the  associated  insurance policies for each case and in the aggregate.  Claims in excess of self-insurance levels are fully insured.  Accrued  expenses-insurance  represents the estimated costs of known and  anticipated  claims  under  these  insurance  programs.  The
Corporation  provides  reserves on reported  claims and claims  incurred but not reported  at each  balance  sheet date based  upon the  estimated  amount of the probable  claim or the  amount  of the  deductible,  whichever  is  lower.  Such estimates are reviewed and evaluated in light of emerging  claim  experience and existing  circumstances.  Any changes in estimates  from this review process are reflected in operations currently.

(7)   STOCK INCENTIVE PLAN

      Effective  January 1, 2006,  the  Corporation  accounts for stock  options
under  SFAS  123R  (refer  to  Note  1  to  Consolidated   Condensed   Financial
Statements).  Prior to this, the  Corporation  accounted for stock options using
the  intrinsic   value  method  of  accounting  in  accordance  with  Accounting
Principles  Board Opinion No. 25 ("APB No. 25").  Accordingly,  no  compensation expense was recognized for stock options granted under any of the stock plans as the exercise price of all options  granted was equal to the current market value of our stock on the  grant  date.  The  Corporation  did  adopt  the  disclosure provisions of SFAS 148, Accounting for Stock-Based Compensation - Transition and
Disclosure ("SFAS 148") effective December 31, 2002.

      In computing  the expense under SFAS 123R and the  disclosures  under SFAS
148,  the  Corporation  used the  Black  Scholes  model  based on the  following assumptions:

                                       For the Quarter Ended
                                ---------------------------------
                                March 31, 2007      April 1, 2006
                                ---------------------------------
Expected Life                     6.6 years           6.8 years
Volatility                            26.9%               27.1%
Risk-free interest rate                4.7%                4.5%
Dividend yield                         2.2%               2.48%
Turnover                               5.3%               5.67%

      Compensation  expense for stock options  computed under the  Black-Scholes model is amortized using the straight-line method over the vesting period.

(8)   PENSION PLANS

      Net  periodic  pension  (benefit)  cost for the U.S.  plans  included  the following for the quarters ended March 31, 2007 and April 1, 2006:

                                                     Quarter Ended       Quarter Ended
                                                     March 31, 2007      April 1, 2006
                                                     ---------------------------------

Service cost-benefits earned during the year           $  17,000          $ 296,000
Interest cost on projected benefit obligation            595,000            634,000
Expected return on plan assets                          (929,000)          (853,000)
Amortization of prior service cost                         5,000             11,000
Amortization of accumulated losses                        88,000            210,000
Curtailment loss                                            --               67,000
                                                       =========          =========
            Net periodic pension (benefit) cost        $(224,000)         $ 365,000
                                                       =========          =========

      Effective March 31, 2006, Bairnco froze the Bairnco Corporation Retirement
Plan (the "Plan") and  initiated  employer  contributions  to its 401(k) plan. A base contribution of 1% of pay will be made to each participant's  account, plus the  Corporation  will match 50% of up to 4% of pay contributed by the employee.
Employer contributions to the 401(k) plan in 2007 are now estimated at $900,000.

      As a result of the Plan freeze, all unamortized prior service costs in the
Plan as of March 31, 2006 was recognized as a curtailment loss.

      Assuming  no  adverse  changes  in  2007 to the  discount  rate  used  for measuring  the  benefit  obligation  and  assuming  the rate of return on assets equals or exceeds the discount  rate,  then the  Corporation  does not expect to contribute to the US plans in 2007.

                                       10

(9)   REPORTABLE SEGMENT DATA

      Bairnco's  segment  disclosures  are prepared in accordance  with SFAS No.
131.  There  are no  differences  to the  2006  annual  report  in the  basis of segmentation  or in the basis of  measurement of segment profit or loss included herein. Financial information about the Corporation's operating segments for the quarters  ended March 31, 2007 and April 1, 2006 as required  under SFAS No. 131 is as follows:

                                         2007                 2006
                                    ----------------------------------
NET SALES

Arlon Electronic Materials          $ 17,206,000         $ 15,533,000
Arlon Coated Materials                15,685,000           16,128,000
Kasco                                 15,836,000           11,197,000

Headquarters                                --                   --
                                    ------------         ------------
                                    $ 48,727,000         $ 42,858,000
                                    ============         ============

OPERATING PROFIT (LOSS)

Arlon Electronic Materials          $  3,104,000         $  2,569,000
Arlon Coated Materials                  (339,000)              93,000
Kasco                                    833,000              347,000

Headquarters                          (2,591,000)          (1,296,000)
                                    ------------         ------------
                                    $  1,007,000         $  1,713,000
                                    ============         ============

      The total  assets of the  segments as of March 31, 2007 and  December  31,
2006 are as follows:

                                         2007                 2006
                                    ----------------------------------

Arlon Electronic Materials          $ 39,015,000         $ 35,251,000
Arlon Coated Materials                46,303,000           45,266,000
Kasco                                 47,292,000           47,090,000

Headquarters                          11,142,000           11,021,000
                                    ------------         ------------
                                    $143,752,000         $138,628,000
                                    ============         ============

(10)  CONTINGENCIES

      Management of Bairnco is not aware of any other  pending  actions of which the Corporation and its  subsidiaries  are defendants,  the disposition of which would have a material adverse effect on the  consolidated  results of operations or the financial position of Bairnco and its subsidiaries as of March 31, 2007.

(11)  SUBSEQUENT EVENT

      On April 13, 2007, as a result of a tender offer (the "Offer") pursuant to an Agreement  and Plan of Merger (the "Merger  Agreement")  dated as of February
23, 2007 by and among Steel  Partners II, L.P., a Delaware  limited  partnership
("Steel Partners"),  BZ Acquisition Corp., a Delaware  corporation  ("BZA"), and
Bairnco,  BZA acquired  approximately  88.9% of the outstanding  common stock of

                                       11

Bairnco.  WHX  Corporation,  a  Delaware  corporation  ("WHX"),  acquired  Steel
Partners' entire interest in BZA pursuant to a Stock Purchase  Agreement,  dated
April 12, 2007,  and  accordingly  has acquired  control of Bairnco  through its ownership of BZA. The consideration for each share was $13.50 in cash.

      Pursuant to the Merger  Agreement,  on April 24, 2007, BZA was merged with and into Bairnco with  Bairnco  continuing  as the  surviving  corporation  as a wholly owned  subsidiary of WHX (the  "Merger").  At the  effective  time of the
Merger,  each Bairnco common share then outstanding  (other than shares owned by
BZA or its direct parent  entity,  shares owned by Bairnco as treasury stock and shares held by stockholders  who properly  exercise their appraisal  rights) was automatically  converted  into the  right to  receive  $13.50  per share in cash without interest and subject to applicable withholding taxes.  Immediately prior to the  Merger,  BZA held  approximately  90.1%  of the  outstanding  shares  of
Bairnco.  The  proceeds  required  to fund  the  closing  of the  Offer  and the resulting Merger and to pay related fees and expenses were approximately  $101.5 million.

      Funds for  payment of the  shares  purchased  in the Offer  were  obtained pursuant to two loans.  Steel Partners  extended to BZA a bridge loan,  which is guaranteed by WHX on an unsecured basis, in a principal amount up to $90,000,000 pursuant  to a  Loan  and  Security  Agreement  ("Bridge  Loan  Agreement").  In
addition,  Steel Partners extended to WHX a $15,000,000 Subordinated loan, which is  unsecured  at the WHX level,  pursuant to a  Subordinated  Loan and Security
Agreement  ("Subordinated Loan Agreement"),  between WHX, as borrower, and Steel
Partners,   as  lender.   WHX  contributed  the  $15,000,000   proceeds  of  the
subordinated loan to BZA as a capital contribution.

      Borrowings  under the Bridge Loan  Agreement  bear (i) cash  interest at a rate per annum  equal to the prime  rate of JP Morgan  Chase plus 1.75% and (ii)
pay-in-kind interest at a rate per annum equal to 4.5% for the first 90 days the loan is outstanding  and 5% (instead of 4.5%) for the balance of the term,  each as adjusted from time to time. The minimum aggregate interest rate on borrowings under the  Bridge  Loan  Agreement  is 14.5% per annum for the first 90 days the loan is outstanding, and 15% (instead of 14.5%) per annum for the balance of the term,  and the maximum  aggregate  interest rate on borrowings  under the Bridge
Loan  Agreement is 18% per annum.  The cash  interest  rate and the  pay-in-kind interest rate may be adjusted from time to time, by agreement of Steel  Partners and Bairnco,  so long as the aggregate interest rate remains the same.  Interest is payable monthly in arrears.  The obligations  under the Bridge Loan Agreement are  guaranteed by certain of Bairnco's  subsidiaries  and  collateralized  by a junior lien on the assets of Bairnco and certain of its subsidiaries and capital stock of certain of Bairnco's  subsidiaries.  Obligations  under the Bridge Loan
Agreement  will also be guaranteed by WHX on an unsecured  basis.  The scheduled maturity date of the indebtedness under the Bridge Loan Agreement is the earlier to occur  of (i)  June 30,  2008 and  (ii)  such  time as  Bairnco  obtains  any replacement  financing.  Indebtedness  under the Bridge  Loan  Agreement  may be prepaid without penalty or premium.

      Borrowings under the Subordinated Loan Agreement bear pay-in-kind interest at a rate per annum  equal to the  prime  rate of JP Morgan  Chase  plus  7.75%, adjusted from time to time, with a minimum  interest rate of 16% per annum and a maximum interest rate of 19% per annum.  Interest is payable monthly in arrears.
The obligations  under the Subordinated Loan Agreement are guaranteed by Bairnco and  certain of its  subsidiaries  and  collateralized  by a junior  lien on the assets of Bairnco and certain of its  subsidiaries  and capital stock of certain
of  Bairnco's  subsidiaries.   The  indebtedness  under  the  Subordinated  Loan
Agreement  will  mature  on  the  second  anniversary  of  the  issuance  of the subordinated loan and may be prepaid without penalty or premium.

      The  Loan  Agreements  contain  customary   representations,   warranties,
covenants,  events of default  and  indemnification  provisions.  Following  the
Merger,  (i) the  indebtedness  under the Bridge Loan  Agreement and the related security interests will be subordinated to the indebtedness and related security interests  granted under Bairnco's  existing senior credit facility with Bank of
America,   N.A.,  and  (ii)  the  guarantees  of  the  indebtedness   under  the
Subordinated  Loan  Agreement  and  the  related  security   interests  will  be
subordinated  to  all  indebtedness  and  security  interests  described  in the preceding clause (i).

                                       12